                                                                     Exhibit 4.9


                              METHANEX CORPORATION

                       PRO FORMA EARNINGS COVERAGE RATIOS

         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004 AND JUNE 30, 2005


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                                                                                     TWELVE MONTHS        TWELVE MONTHS
                                                                                   ENDED DECEMBER 31,     ENDED JUNE 30,
                                                                                          2004                 2005
                                                                                   ------------------     --------------
INTEREST REQUIREMENTS:

 Interest expense per financial statements                                                $30,641             $37,587

 Add: capitalized interest                                                                 23,862              17,153
                                                                                         --------            --------
 Interest including capitalized interest                                                   54,503              54,740

 Deduct:

      Interest on US$250 million unsecured long-term debt to be repaid
      from proceeds                                                                       (19,375)            (19,375)

      Amortization of deferred financing fees                                                (763)               (763)

      Amortization of discount                                                               (137)               (137)

 Add:

      Interest on US$150 million unsecured long-term debt (6%)(1)                           9,000               9,000

      Amortization of commission(1)                                                           100                 100

      Amortization of servicing costs(1)                                                       60                  60
                                                                                         --------            --------
Pro forma interest expense                                                                $43,388             $43,625
                                                                                         ========            ========

EARNINGS:

 Net income                                                                              $236,444            $276,206

 Add:

      Income tax expense                                                                   95,228             108,050

      Interest expense                                                                     30,641              37,587
                                                                                         --------            --------
 Earnings before interest expense and income taxes                                       $362,313            $421,843
                                                                                         ========            ========

EARNINGS COVERAGE RATIO                                                                      8.35                9.67


SUPPLEMENTARY CALCULATION:

Earnings before interest expense and income taxes                                        $362,313            $421,843

 Depreciation and amortization                                                             78,701              83,556

 Interest and other income                                                                 (6,627)             (4,438)
                                                                                         --------            --------
EBITDA, as defined                                                                       $434,387            $500,961
                                                                                         ========            ========


SUPPLEMENTARY EARNINGS COVERAGE RATIO                                                       10.01               11.48
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(1)  Estimated amounts only. Actual amounts may differ.